NAVELLIER FUNDS

Dealer's Agreement

BHIL Distributors, Inc. ("Underwriter") invites you, as a selected dealer, to participate as principal in the distribution of shares (the "Shares") of Navellier Funds (the "Trust"), of which it is the exclusive underwriter.  Underwriter agrees to sell to you, subject to any limitations imposed by the Trust, Shares issued by the Trust and to promptly confirm each sale to you.  All sales will be made according to the following terms:

1.           All offerings of any of the Shares by you shall be made at the public offering price per Share (i.e., the net asset value per Share plus any applicable initial sales load, if any) determined by, or for, the Trust, subject to the terms and conditions set forth in the then-current prospectus of the Trust (the "Prospectus"); provided, however, that you may, at your discretion, sell Class A shares of any of the Funds from time to time at net asset value, with all loads thereon waived, to the extent permitted by the terms of the Prospectus. You agree to comply with all requirements applicable to you of all applicable laws, including federal and state securities laws, the rules and regulations of the Securities and Exchange Commission, and Financial Industry Regulatory Authority (“FINRA”) Rules, including Section 2740 of the Conduct Rules of the NASD contained within the FINRA rulebook.  Specifically, you agree to comply with Rule 22c-1 of the Investment Company Act of 1940, as amended.  You will maintain such controls and procedures as are necessary to ensure compliance with this paragraph.  You agree to certify, in writing upon the Underwriter’s request, that your controls and procedures are adequate in design and have been tested for effectiveness.  You will not offer the Shares for sale in any state or other jurisdiction where they are not qualified for sale under the Blue Sky Laws and regulations of such state or jurisdiction, or where you are not qualified to act as a dealer.  Upon application to Underwriter, Underwriter will inform you as to the states or other jurisdictions in which Underwriter believes the Shares may legally be sold.  You further agree that you will maintain such controls and procedures as are necessary to ensure compliance with this paragraph.

2.            You hereby authorize Underwriter to act as your agent in connection with all transactions in open accounts in which you are designated as Dealer of Record.  All designations as Dealer of Record, and all authorizations of Underwriter to act as your Agent pursuant thereto, shall cease upon the termination of this Agreement or upon the investor's instructions to transfer his or her open account to another Dealer of Record.

3.           Underwriter reserves the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by you at less than the then-current net asset value determined by, or for, the Trust.

4.           All orders are subject to acceptance or rejection by the Trust or Underwriter in its sole discretion.  The Trust or Underwriter reserves the right, in its discretion, without notice, to suspend sales or withdraw the offering of Shares entirely.

5.           You represent that you maintain controls with respect to the processing of Trust trades received prior to and after the close of trading on the NYSE (the “Close of Trading”), and that you have designed procedures to provide reasonable assurance that such controls are effective.  Such controls and procedures are designed to provide reasonable assurance that trades placed prior to the Close of Trading are executed at the current day's NAV, trades placed after the Close of Trading are executed at the next day's NAV, and that the receipt and delivery of transactional information are effected in a timely manner.  You agree that (a) you or your affiliate will obtain a report from an independent source regarding the controls related to the processing of transactions and you will provide a copy of such report upon request; or alternatively, (b) you  agree to provide a certification regarding adherence to the provisions of the paragraph upon request.

6.           Payment shall be made to the Trust and shall be received by its transfer agent within three (3) business days after the acceptance of your order or such shorter time as may be required by law.  With respect to all Shares ordered by you for which payment has not been received, you hereby assign and pledge to Underwriter all of your right, title and interest in such Shares to secure payment therefor.  You appoint Underwriter as your agent to execute and deliver all documents necessary to effectuate any of the transactions described in this paragraph.  If such payment is not received within the required time period, Underwriter reserves the right, without notice, and at its option, forthwith (a) to cancel the sale, (b) to sell the Shares ordered by you back to the Trust, or (c) to assign your payment obligation, accompanied by all pledged Shares, to any person.  You agree that Underwriter may hold you responsible for any loss, including loss of profit, suffered by the Trust, its Transfer Agent or Underwriter, resulting from your failure to make payment within the required time period.

7.           You will offer and sell shares of the Funds only in accordance with the terms and conditions of the then-current prospectus and Statement of Additional Information.  No person is authorized to make any representations concerning Shares of the Trust except those contained in the current applicable Prospectus and Statement of Additional Information and in sales literature issued and furnished by Underwriter supplemental to such Prospectus.  Underwriter will furnish additional copies of the current Prospectus and Statement of Additional Information and such sales literature and other releases and information issued by Underwriter in reasonable quantities upon request.

8.           Under this Agreement, you act as principal and are not employed by Underwriter as broker, agent or employee.  You are not authorized to act for Underwriter nor to make any representation on its behalf; and in purchasing or selling Shares hereunder, you rely only upon the current Prospectus and Statement of Additional Information furnished to you by Underwriter from time to time and upon such written representations as may hereafter be made by Underwriter to you over its signature.

9.           You appoint the transfer agent for the Trust as your agent to execute the purchase transactions of Shares in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each purchase to your customers on your behalf, and you guarantee the legal capacity of your customers  purchasing such Shares and any co-owners of such Shares.  Orders shall be placed either directly with the Funds’ Transfer Agent in accordance with such procedures as may be established by us or the Transfer Agent, or with the Transfer Agent through the facilities of the National Securities Clearing Corporation (“NSCC”), if available, in accordance with the rules of the NSCC.  You confirm that all mutual fund orders that you accept and place will be based solely on instructions received by you in good order prior to the close of trading on the New York Stock Exchange (on days which the New York Stock Exchange is open for trading) on the date to which you credit such orders.

10.           You will (a) maintain all records required by law relating to transactions in the Shares, and upon the request of Underwriter, or the request of the Trust, promptly make such records available to Underwriter or to the Trust as are requested, and (b) promptly notify Underwriter if you experience any difficulty in maintaining the records required in the foregoing clause in an accurate and complete manner.  In addition, you will establish appropriate procedures and reporting forms and schedules, approved by Underwriter and by the Trust, to enable the parties hereto and the Trust to identify all accounts opened and maintained by your customers.  You agree to respond to investor inquiries concerning the Trust to the best of your ability and to contact all shareholders in the Trust to whom you have sold Shares on a periodic basis to provide them with such information about the Trust as Underwriter will reasonably provide to you.

11.           You agree to provide the Trust, upon written request, the taxpayer identification number (“TIN”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by you during the period covered by the request.  Requests must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. The Trust may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Trust.

You agree to transmit the requested information that is on its books and records to the Trust or its designee promptly, but in any event not later than fifteen (15) business days, after receipt of a request. If the requested information is not on your books and records, you agree to: (i) provide or arrange to provide to the Trust the requested information from shareholders who hold an account with an indirect intermediary; or (ii) if directed by the Trust, block further purchases of Trust Shares from such indirect intermediary. In such instance, you agree to inform the Trust whether you plan to perform (i) or (ii).  Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Trust should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an "indirect intermediary" has the same meaning as in SEC Rule 22c-2 under the Investment Company Act of 1940.  The Trust agrees not to use the information received for marketing or any other similar purpose without your prior written consent.

You agree to execute written instructions from the Trust to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Trust as having engaged in transactions of the Trust’s Shares (directly or indirectly through the Intermediary’s account) that violate policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Trust.  Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.  You agree to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Intermediary.  You must provide written confirmation to the Trust that instructions have been executed. You agree to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

For purposes of these paragraphs:

The term “Trust” includes the Trust’s principal underwriter and transfer agent. The term does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.

The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Trust under the Investment Company Act of 1940 that are held by you.

The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by you in nominee name.

The term “written” includes electronic writings and facsimile transmissions.

12.           (a)           You will receive a discount from the public offering price (“concession”) on all Shares purchased by you from Underwriter as indicated in the Trust’s then-current prospectus, as it may be amended from time to time.

(b)           In all transactions in open accounts in which you are designated as Dealer of Record, you will receive the concessions (12b-1 fees) as set forth in the Trust’s then-current prospectus. You hereby authorize Underwriter to act as your agent in connection with all transactions in opening accounts in which you are designated as Dealer of Record. All designations as Dealer of Record and all authorizations of Underwriter to act as your Agent pursuant thereto, shall cease upon the termination of this Agreement or upon the investor’s instructions to transfer his open account to another Dealer of Record. No dealer concessions will be allowed on purchases generating less than $1.00 in dealer concessions.

(c)           Subject to and in accordance with the terms of the Prospectus and the Distribution Plan and/or Service Plan, if any, adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, you will receive such fees as indicated in the Trust’s then-current prospectus, as it may be amended by Underwriter from time to time, for distribution, shareholder or administrative services, as described therein.  With respect to such payments to you, Underwriter shall have only the obligation to make payments to you after, for as long as, and to the extent that, Underwriter receives from the Trust an amount equivalent to the amount payable to you.  The Trust and Underwriter each reserves the right, without prior notice, to suspend, eliminate or change the payment of such Rule 12b-1 Plan payments or other dealer compensation by amendment, sticker or supplement to the Prospectus.  Underwriter shall notify you promptly of any amendments to the Trust’s prospectus.

13.           Each party hereto represents that it is presently, and, at all times during the term of this Agreement, will be, a member in good standing of FINRA and agrees to abide by all its Rules of Conduct including, but not limited to, the following provisions:

(a)           You shall not withhold placing customers' orders for any Shares so as to profit yourself as a result of such withholding.  You shall not purchase any Shares from Underwriter other than for investment, except for the purpose of covering purchase orders already received.

(b)           All conditional orders received by Underwriter must be at a specified definite price.

(c)           Neither Underwriter, as exclusive underwriter for the Trust, nor you as principal, shall purchase any Shares from a record holder at a price lower than the net asset value then quoted by, or for, the Trust.  Nothing in this sub-paragraph shall prevent you from selling Shares for the account of a record holder to Underwriter or the Trust at the net asset value currently quoted by, or for, the Trust and charging the investor a fair commission for handling the transaction.

(d)           You warrant on behalf of yourself and your registered representatives and employees that any purchase of Shares at net asset value by the same pursuant to the terms of the Prospectus of the Trust is for investment purposes only and not for purposes of resale.  Shares so purchased may be resold only to the Trust.

(e)           You understand and acknowledge that the Trust may offer Shares in multiple classes, and you represent and warrant that you have established compliance procedures designed to ensure that your customers are made aware of the terms of each available class of Fund Shares, to ensure that each customer is offered only Shares that are suitable investments for him or her, to ensure that each customer is availed of the opportunity to obtain sales charge break points as detailed in the Prospectus, and to ensure proper supervision of your representatives in recommending and offering the Shares of multiple classes to your customers.

14.           Underwriter represents that (a) the Trust is properly registered pursuant to the Investment Company Act of 1940; (b) that the Trust's Shares are properly registered under the Securities Act of 1933; (c) that the registration statement and Prospectus comply in all material respects with the provisions of the Securities Act of 1933, including the rules and regulations promulgated thereunder, and do not contain any untrue statement of material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (d) Underwriter is not aware of any investigation commenced by the Securities and Exchange Commission or any other regulatory or self-regulatory organization, or any proceeding or threatened proceeding, that concerns the Trust.

15.           You agree to deliver or cause to be delivered to each Shareholder at or prior to the time of any purchase of Shares, a copy of the then-current prospectus of the applicable Fund and, upon request by a Shareholder, a copy of the Trust's current Statement of Additional Information. You agree to deliver to Shareholders, upon the request of, copies of amended prospectuses and to deliver or cause to be delivered to Shareholders proxy solicitation materials and copies of the Funds' annual and semi-annual reports.

16.           You agree that you will indemnify Underwriter, the Trust, the Trust's transfer agent, the Trust's investment adviser, and the Trust's custodian and hold such persons harmless from any claims or assertions relating to the lawfulness of your participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with you which are performed in connection with the discharge of your responsibilities under this Agreement.  If any such claims are asserted, the indemnified parties shall have the right to engage in their own defense, including the selection and engagement of legal counsel of their choosing, and all costs of such defense shall be borne by you. Such indemnification shall be strictly limited to actual out-of-pocket losses or damages actually paid or incurred by the indemnitee and shall not include any losses or damages or amounts which are paid for or to the indemnitee by insurance or some other source to reimburse or satisfy the claims or expenses of the indemnitee. The purpose and intent of this provision is to avoid the application of the so-called “collateral source rule” so that the indemnitee is only indemnified for actual net, out-of-pocket losses or damages and does not receive a “double recovery” from indemnitor and insurance or some other source.

17.           Underwriter agrees that it will indemnify you and hold you harmless from any claims or assertions relating to (a) the lawfulness of Underwriter’s participation in this Agreement and the transactions contemplated hereby: (b) any activities of any persons or entities affiliated with Underwriter which are performed in connection with the discharge of Underwriter’s responsibilities under this Agreement; or (c) any untrue statement, or alleged untrue statement, of a material fact contained in offering documents, sales literature, or marketing materials that you or any of your affiliates are provided with by Underwriter or Trust or their affiliates, or any omission, or alleged omission in such documents, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the untrue statement, alleged untrue statement, omission, or alleged omission is based on information provided by Underwriter.  If any such claims are asserted, the indemnified parties shall have the right to engage in their own defense, including the selection and engagement or legal counsel of their choosing, and all costs of such defense shall be borne by Underwriter. Such indemnification shall be strictly limited to actual out-of-pocket losses or damages actually paid or incurred by the indemnitee and shall not include any losses or damages or amounts which are paid for or to the indemnitee by insurance or some other source to reimburse or satisfy the claims or expenses of the indemnitee. The purpose and intent of this provision is to avoid the application of the so-called “collateral source rule” so that the indemnitee is only indemnified for actual net, out-of-pocket losses or damages and does not receive a “double recovery” from indemnitor and insurance or some other source.

18.           You represent and warrant that you have in place and will maintain suitable and adequate know your customer policies and procedures and that you shall comply with all applicable laws and regulations regarding anti-money laundering activity including the USA PATRIOT ACT.  Specifically, you: (a) have and maintain policies and procedures designed to detect and prevent money laundering; (b) have designated an Anti-Money Laundering Compliance Officer; (c) have and provide regular anti-money laundering training to your employees; (d) will arrange for an independent audit of your anti-money laundering program; (e) have policies and procedures in place to report suspicious activity relating to anti-money laundering; (f) have policies and procedures in place relating to detect and terminate correspondent accounts for unregulated foreign shell banks; and (g) have and maintain a Customer Identification Program that verifies the identity of your shareholders.  You further agree to provide documentation certifying your compliance with anti-money laundering regulations to us upon our request.

19.           This Agreement may be assigned by Underwriter to an affiliated entity controlling, controlled by, or under common control with Underwriter, provided, however, that this Agreement will automatically terminate in the event of its assignment as such term is defined in the Investment Company Act of 1940.  Either party hereto may cancel this Agreement without penalty upon ten days' written notice or immediately for cause, i.e., material breach of any term of this Agreement.  This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as such term is defined in the Investment Company Act of 1940), or by a vote of a majority of the outstanding voting securities of any series of the Trust with respect to that series on ten days' written notice.

20.           All communications to Underwriter should be sent to BHIL Distributors, Inc., 4041 N. High Street, Suite 402, Columbus, OH 43214, or at such other address as Underwriter may designate in writing.  Any notice to you shall be duly given if mailed or telegraphed to you at the address of your principal office, as indicated below in your acceptance of this Agreement.

21.           This Agreement supersedes any other agreement with you relating to the offer and sale of the Shares, and relating to any other matter discussed herein.

22.           Underwriter agrees that the names, addresses and telephone numbers of all customers of you and your affiliates obtained by virtue of this Agreement shall remain confidential and shall not be used by Underwriter for any purpose whatsoever except as may be necessary to distribute and administer the Trust.  In no event shall the names, addresses or telephone numbers of customers or prospective customers of you and your affiliates be furnished by Underwriter or its agents to any other individuals, organizations or institutions except as may be required by law.  This provision shall survive termination of this Agreement. You agree not to provide the names, telephone numbers or addresses of any Trust shareholder to any third party without the express written consent of the Trust or the shareholder.

23. This Agreement, including any exhibits, may be amended by Underwriter from time to time by the following procedure.  Underwriter will mail a copy of the amendment to you.  If you do not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement.  Your objection must be in writing and be received by Underwriter within such thirty days.

24.           This Agreement shall be binding (i) upon acceptance by Underwriter of your first order placed with Underwriter for the purchase of Shares, or (ii) upon signing and dating by Underwriter of a counterpart of this Agreement only after receiving a similar counterpart duly accepted and signed by you, whichever shall occur first.  For record-keeping purposes, each Party shall keep two signed originals of their counterpart and forward to the other Party a signed copy of the counterpart via facsimile, electronically or via hard copy.  Each counterpart will be deemed an original, but all of which taken together shall constitute but one and the same instrument.  Each Party reserves the right to request a signed original from the other Party at a later date.  This Agreement shall be construed in accordance with the laws of the State of Ohio.

25.           The undersigned, executing this Agreement on behalf of Dealer, hereby warrants and represents that he is duly authorized to so execute this Agreement on behalf of Dealer.

If the foregoing is in accordance with your understanding of our agreement, please sign and return one copy of this Agreement to the Underwriter.

ACCEPTED BY DEALER	BHIL DISTRIBUTORS, INC.

By:________________________________	By: ___________________________
Authorized Signature, Position

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Type or Print Name	Date: __________________________

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Dealer Name

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Address

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Phone

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Date